Exhibit 10.11

FORM OF

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of [●] by and between Suncrete, Inc., a Delaware corporation (the “Company”), and [●] (“Indemnitee”).

WITNESSETH THAT:

WHEREAS, highly competent persons have become more reluctant to serve as directors or officers or in other capacities for corporations unless they are provided with insurance or indemnification that adequately protects them from the inordinate risk of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, the Board has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities;

WHEREAS, the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Amended and Restated By-Laws of the Company (the “Bylaws”) provide for the indemnification of the directors and officers of the Company, as well as persons serving in various other capacities, to the fullest extent permitted by law, and state that these indemnification provisions are in addition to any other rights to which an indemnitee may be entitled under any other agreement;

WHEREAS, Indemnitee does not regard the protections available under the Certificate of Incorporation, the Bylaws and the Company’s insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as an officer or director of the Company and its subsidiaries without adequate protection, and the Company desires Indemnitee to serve in such capacity;

WHEREAS, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee to the fullest extent permitted by applicable law so that Indemnitee will serve or continue to serve the Company and its subsidiaries free from undue concern that they will not be so indemnified;

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company and its subsidiaries on the condition that Indemnitee be so indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws and the Company’s insurance and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve or continue to serve as an officer and/or director of the Company or its subsidiaries from and after the date hereof, the parties hereto agree as follows:

1. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of Indemnitee’s Covered Status (as hereinafter defined), Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company, which is governed by Section 1(b). Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, as applicable, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of Indemnitee’s Covered Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company, unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Covered Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 1(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d) Indemnification of Appointing Stockholder. If (i) Indemnitee is or was affiliated with one or more entities that has invested in the Company (each, an “Appointing Stockholder”), and (ii) the Appointing Stockholder is, or is threatened to be made, a party to or a participant in any Proceeding relating to or arising by reason of Appointing Stockholder’s position as a stockholder of, or lender to, the Company, or Appointing Stockholder’s appointment of or affiliation with Indemnitee or any other director, including without limitation any alleged misappropriation of a Company asset or corporate opportunity, any claim of misappropriation or infringement of intellectual property relating to the Company, any alleged false or misleading statement or omission made by the Company (or on its behalf) or its employees or agents, or any allegation of inappropriate control or influence over the Company or its Board members, officers, equity holders or debt holders, then the Appointing Stockholder will be entitled to indemnification hereunder for Expenses to the same extent as Indemnitee, and the terms of this Agreement as they relate to procedures for indemnification of Indemnitee and advancement of Expenses shall apply to any such indemnification of Appointing Stockholder. The rights provided to the Appointing Stockholder under this Section 1(d) shall (i) be suspended during any period during which the Appointing Stockholder does not have a representative on the Company’s Board and (ii) terminate on an initial public offering of the Company’s Common Stock; provided, however, that in the event of any such suspension or termination, the Appointing Stockholder’s rights to indemnification will not be suspended or terminated with respect to any Proceeding based in whole or in part on facts and circumstances occurring at any time prior to such suspension or termination regardless of whether the Proceeding arises before or after such suspension or termination. The Company and Indemnitee agree that the Appointing Stockholder is an express third party beneficiary of the terms of this Section 1(d).

2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf if, by reason of Indemnitee’s Covered Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7) to be unlawful.

3. Contribution.

(a) Whether or not the indemnification provided in Sections 1 and 2 is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in Section 3(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company or the Covered Entities other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company or the Covered Entities other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company or the Covered Entities, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company or the Covered Entities, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and the directors, officers, employees and agents of the Company or the Covered Entities) and Indemnitee in connection with such event(s) and/or transaction(s).

4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Covered Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Covered Status within 30 days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.

6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the Certificate of Incorporation, the Bylaws or the General Corporation Law of the State of Delaware and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a), a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following five methods, which, except for the fourth method in the event of a Change of Control as defined in Section 13, shall be at the election of the Board: (i) by a majority vote of the Disinterested Directors, even though less than a quorum, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (iii) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel (as hereinafter defined) in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, (iv) in the event of a Change of Control, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee or (v) if so directed by the Board, by the stockholders of the Company.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b), the Independent Counsel shall be selected as provided in this Section 6(c). The Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13, and the objection shall set forth with particularity the factual basis of such assertion.

Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a), no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b). The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b), and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including the Disinterested Directors, a committee of such directors or Independent Counsel) to have made a determination, prior to the commencement of any action pursuant to this Agreement, that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Disinterested Directors, a committee of such directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f) If the person, persons or entity empowered or selected under Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) of this Agreement and if (A) within 15 days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat.

(g) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(h) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

7. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 6 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within 10 days after receipt by the Company of a written request therefor or (v) payment of indemnification is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 6(b) that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).

(c) If a determination shall have been made pursuant to Section 6(b) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on Indemnitee’s behalf, in advance, any and all expenses (of the types described in the definition of “Expenses” in Section 13 of this Agreement) actually and reasonably incurred by Indemnitee in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within 10 days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by applicable law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

8. Non-Exclusivity; Survival of Rights; Insurance; Subrogation; Primacy of Indemnification.

(a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, under the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders, a resolution of the Board or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Covered Status prior to such amendment, alteration or repeal. To the extent that an amendment or modification of the Certificate of Incorporation or the Bylaws, whether by law, amendment or otherwise, or an amendment to Delaware law permits greater indemnification than would be afforded currently under the Certificate of Incorporation, the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or the Covered Entities, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) Except as provided in Section 8(f), in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) Except as provided in Section 8(f), the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e) Except as provided in Section 8(f), the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

(f) Notwithstanding anything set forth to the contrary in this Agreement including, without limitation, Sections 8(c), 8(d) and 8(e) above, the Company hereby acknowledges and agrees that in the event the Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by the Original Stockholder Indemnitors, (i) the Company is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Original Stockholder Indemnitors to advance Expenses or to provide indemnification for the same Expenses or Losses, as defined in Section 13, incurred by Indemnitee are secondary), (ii) the Company shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses and Losses as required by the terms of this Agreement and the Certificate of Incorporation or the Bylaws (or any other agreement between the Company and Indemnitee), without regard to any rights such Indemnitee may have against the Original Stockholder Indemnitors, and (iii) the Company irrevocably waives, relinquishes and releases the Original Stockholder Indemnitors from any and all claims against the Original Stockholder Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Original Stockholder Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Original Stockholder Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Original Stockholder Indemnitors are express third party beneficiaries of the terms of this Section 8.

9. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision, provided, that the foregoing shall not affect the rights of Indemnitee or the Original Stockholder Indemnitors set forth in Section 8(f); or

(b) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of state statutory law or common law or (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), or any clawback policy adopted by the Company, including clawback provisions adopted to comply with Rule 10D-1 under the Exchange Act and applicable stock exchange listing requirements, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any such part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

10. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue for so long as Indemnitee may have any liability or potential liability by virtue of serving as an officer or director of the Company or the Covered Entities and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7) by reason of Indemnitee’s Covered Status, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

11. Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

12. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

(c) The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of Expenses under this Agreement.

13. Definitions. For purposes of this Agreement:

(a) “Change of Control” means the occurrence of any of the following events:

(i) the acquisition after the date of this Agreement by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that none of the following acquisitions will constitute a Change of Control: (A) any acquisition directly from the Company or any Controlled Affiliate, as defined below, of the Company; (B) any acquisition by the Company or any Controlled Affiliate of the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Controlled Affiliate of the Company; (D) any acquisition by any Original Stockholder Indemnitor, or any entity or person that may be an affiliate of any Original Stockholder Indemnitor; or (E) any acquisition by any entity or its security holders pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) of this definition;

(ii) individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company subsequent to the date of this Agreement and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the then Incumbent Directors will be considered as an Incumbent Director, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Company;

(iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each a “Business Combination”) unless, in each case, following such Business Combination (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including a corporation that, as a result of such Business Combination, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no person or entity (excluding (x) any entity resulting from such Business Combination or (y) any employee benefit plan (or related trust) of the Company or corporation resulting from such Business Combination) beneficially owns, directly or indirectly 15% or more of either the then- outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to such Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(b) “Controlled Affiliate” means any corporation, limited liability company, partnership, joint venture, trust or other Enterprise, whether or not for profit, that is directly or indirectly controlled by the Company. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of an Enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise.

(c) “Covered Entities” shall have the meaning given such term in the definition of Covered Status.

(d) “Covered Status” describes the status of a person who is or was a director, officer, partner, trustee, member, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise, including the Company’s subsidiaries (collectively, the “Covered Entities”), that such person is or was serving at the express written request of the Company.

(e) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(f) “Enterprise” shall mean, as the context requires, the Company or the Covered Entities.

(g) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(h) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of public companies, fiduciary duties, indemnity matters and corporation law, and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(i) “Losses” means any loss, liability, judgments, damages, amounts paid in settlement, fines (including excise taxes and penalties assessed with respect to employee benefit plans), penalties (whether civil, criminal or otherwise) and all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing.

(j) “Original Stockholder Indemnitors” shall mean (i) SunTx Capital Management Corp. and its affiliates and (ii) solely for purposes of Sections 8 and 9 hereof, Haymaker Acquisition Sponsor IV, LLC and its affiliates.

(k) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or any predecessor, subsidiary or affiliated company or otherwise and whether civil, criminal, administrative, arbitrative, legislative, investigative or other nature, in which Indemnitee was, is or will be involved as a party, as a witness or otherwise, by reason of Indemnitee’s Covered Status, by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting in Indemnitee’s Covered Status; in each case whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including any pending on or before the date of this Agreement, but excluding any initiated by an Indemnitee pursuant to Section 7 to enforce Indemnitee’s rights under this Agreement.

14. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Further, the invalidity or unenforceability of any provision hereof as to either Indemnitee or Appointing Stockholder shall in no way affect the validity or enforceability of any provision hereof as to the other. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

17. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a)	To Indemnitee at:

(b)	To the Company at:

Suncrete, Inc.
817 E. 4th Street
Tulsa, OK 74210
Attn: Chief Financial Officer

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the date first above written.

SUNCRETE, INC.

By:
Name:
Title:

INDEMNITEE

Name:

Signature Page to Indemnification Agreement